UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2011
PINNACLE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8918 Spanish Ridge Avenue, Las Vegas, Nevada	89148

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 541-7777
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On August 2, 2011, Pinnacle Entertainment, Inc. (the “Company”) entered into a Fourth Amended and Restated Credit Agreement with various lenders led by Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC (the “Amended and Restated Credit Facility”), which amends and restates the Company’s Third Amended and Restated Credit Agreement dated as of February 5, 2010, as amended (the “Previous Credit Facility”). The Amended and Restated Credit Facility consists of a $410 million revolving credit commitment, of which $43 million was drawn immediately. The revolving credit commitment under the Previous Credit Facility was $375 million. The Amended and Restated Credit Facility permits the Company, in the future, to increase the commitments under the revolving credit facility and to obtain term loan commitments, in each case from existing or new lenders that are willing to commit to such an increase so long as the Company is in pro forma compliance with its financial and other covenants, including a specified consolidated senior secured debt ratio and a consolidated total leverage ratio.
The Amended and Restated Credit Facility expires and all amounts outstanding thereunder are due and payable in full on August 2, 2016, provided that such date shall be accelerated to December 15, 2014 if any portion of the Company’s 7.50% senior subordinated notes due 2015 are outstanding on December 15, 2014. There is currently outstanding $385 million aggregate principal amount of 7.50% senior subordinated notes due 2015. The Previous Credit Facility was to mature on March 31, 2014. The proceeds of the Amended and Restated Credit Facility may be used for general corporate purposes, including the payment of certain expenditures associated with the construction and development of the Company’s L’Auberge Casino and Hotel Baton Rouge project and its River Downs racetrack located in Cincinnati, Ohio.
The Amended and Restated Credit Facility does not have any debt repayment obligations prior to 2016 (as long as no portion of the Company’s 7.50% senior subordinated notes due 2015 are outstanding on December 15, 2014). The Company is obligated to make mandatory prepayments of indebtedness under the Amended and Restated Credit Facility from the net proceeds of certain debt offerings, certain asset sales and dispositions and certain casualty events, subject in certain cases to its right to reinvest proceeds. In addition, the Company will be required to prepay borrowings under the Amended and Restated Credit Facility with a percentage of its “excess cash flow” (as defined in the Amended and Restated Credit Facility, and reduced for cash flow applied to permitted capital spending). The Company does not believe such payments will be required in the foreseeable future. The Company will have the option to prepay all or any portion of the indebtedness under the Amended and Restated Credit Facility at any time without premium or penalty.
The interest rate margins for revolving credit loans under the Amended and Restated Credit Facility depend on the Company’s performance, measured by a consolidated total leverage ratio, which in general is the ratio of consolidated total debt (less excess cash, as defined in the Amended and Restated Credit Facility) to annualized adjusted EBITDA. The revolving credit facility bears interest, at the Company’s option, at either a LIBOR rate plus a margin ranging from 1.75% to 3.50% or at a base rate plus a margin ranging from 0.25% to 2.00%, in either case based on the Company’s consolidated total leverage ratio. Under the Previous Credit Facility, revolver borrowings bore interest, at the Company’s option at either a LIBOR rate plus a margin ranging from 3.00% to 4.75% or at a base rate plus a margin ranging from 1.50% to 3.25%. The undrawn revolver facility bears a commitment fee for unborrowed amounts of 0.25% to 0.75% per annum based on the Company’s consolidated total leverage ratio, similar to the commitment fee under the Previous Credit Facility, and which fee was also based on the Company’s consolidated leverage ratio.

The Amended and Restated Credit Facility has, among other things, financial covenants and other affirmative and negative covenants, including a required minimum consolidated interest coverage ratio, a maximum permitted consolidated total leverage ratio and a maximum permitted consolidated senior secured debt ratio. Furthermore, the Amended and Restated Credit Facility has covenants that would limit the amount of senior unsecured debt that the Company could incur to $1.5 billion, unless its consolidated total leverage ratio (computed in accordance with the Amended and Restated Credit Facility) is less than 6.00 to 1.00.
The Amended and Restated Credit Facility also removed certain covenants regarding construction projects, including the requirement that an “in-balance” test be satisfied for each unfinished project. In general, under the Previous Credit Facility, the in-balance test required that, as of the date of determination prior to commencement of construction (as such term was defined in the Previous Credit Facility), the project sources had to exceed the project uses for such project (and for all other unfinished projects as to which commencement of construction had occurred) for the period from such date of determination through the date six full months after the scheduled opening date of such project. In addition, the Amended and Restated Credit Facility removed all limits on the capital expenditures that the Company may make in connection with its projects. The Previous Credit Facility had specific dollar limits that could be made on its projects.
The obligations under the Amended and Restated Credit Facility continue to be secured by most of the assets of the Company and its domestic restricted subsidiaries, including a pledge of the equity interests in the Company’s domestic subsidiaries (except where such a pledge is prohibited by gaming regulations) and, if and when formed or acquired, by a pledge of up to 66% of the then outstanding equity interests of the Company’s foreign restricted subsidiaries. The Company’s obligations under the Amended and Restated Credit Facility are also guaranteed by all of the Company’s existing and future domestic restricted subsidiaries, other than certain immaterial subsidiaries, and are required to be guaranteed by the Company’s foreign restricted subsidiaries, if and when such foreign restricted subsidiaries are formed or acquired, unless such guarantee causes material adverse tax, foreign gaming or foreign law consequences. Subsidiaries that own approximately $120 million in cash and the Atlantic City site, and each of the Company’s foreign subsidiaries, are currently unrestricted subsidiaries for purposes of the Amended and Restated Credit Facility.
The Amended and Restated Credit Facility provides for customary events of default, in most cases with corresponding grace periods, including payment defaults, cross defaults with certain other indebtedness to third parties, breaches of covenants and bankruptcy events. In the case of a continuing event of default, the lenders may, among other remedies, accelerate the payment of all obligations due from the borrowers to the lenders, charge the borrowers the default rate of interest on all then outstanding or thereafter incurred obligations, and terminate the lenders’ commitments to make any further loans or issue any further letters of credit. In the event of certain defaults, the commitments of the lenders will be automatically terminated and all outstanding obligations of the borrowers will automatically become due. In addition, the lenders may take possession of, and enforce the borrowers’ rights with respect to, the borrowers’ collateral, including selling the collateral.
The terms of the Amended and Restated Credit Facility were established in an arms-length negotiation in which Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC acted as joint lead arrangers and joint book runners. Bank of America, N.A., JPMorgan Chase Bank, N.A., Credit Agricole Corporate and Investment Bank, Deutsche Bank Securities Inc. and Wells Fargo Bank, N.A., are the syndication agents, UBS Securities LLC and Capital One National Association are the senior managing agents and Barclays Bank PLC is the administrative agent, under the Amended and Restated Credit Facility.
A copy of the Amended and Restated Credit Facility is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Credit Facility. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material. A copy of the press release announcing the entering into the Amended and Restated Credit Facility, dated August 3, 2011, is attached to this Current Report on Form 8-K as Exhibit 99.1.
From time to time, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P.Morgan Securities LLC, Bank of America, N.A., JPMorgan Chase Bank, N.A., Credit Agricole Corporate and Investment Bank, Deutsche Bank Securities Inc., Wells Fargo Bank, N.A., UBS Securities LLC and Capital One National Association or their affiliates have provided investment banking, general financing and advisory services to the Company and its affiliates in the past and may do so in the future. They received, and expect to receive, customary fees and commissions for these services.
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Forward-looking information involves important risks and uncertainties that could significantly affect future results and accordingly, such results may differ from those expressed in forward-looking statements made by or on behalf of the Company. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by forward-looking statements. Factors that could cause these statements to differ materially include those discussed in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.
To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 2.01 by this reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 2.03 by this reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1
Fourth Amended and Restated Credit Agreement, dated as of August 2, 2011, among Pinnacle Entertainment, Inc., the Lenders referred to therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P.Morgan Securities LLC as Joint Lead Arrangers and Joint Book Runners, Bank of America, N.A., JPMorgan Chase Bank, N.A., Credit Agricole Corporate and Investment Bank, Deutsche Bank Securities Inc. and Wells Fargo Bank, N.A., as the Syndication Agents, UBS Securities LLC and Capital One National Association as the Senior Managing Agents, and Barclays Bank PLC, as the Administrative Agent.

Exhibit 99.1	Press release, dated August 3, 2011, issued by Pinnacle Entertainment, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: August 4, 2011	By:	/s/ John A. Godfrey John A. Godfrey,
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1
Fourth Amended and Restated Credit Agreement, dated as of August 2, 2011, among Pinnacle Entertainment, Inc., the Lenders referred to therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P.Morgan Securities LLC as Joint Lead Arrangers and Joint Book Runners, Bank of America, N.A., JPMorgan Chase Bank, N.A., Credit Agricole Corporate and Investment Bank, Deutsche Bank Securities Inc. and Wells Fargo Bank, N.A., as the Syndication Agents, UBS Securities LLC and Capital One National Association as the Senior Managing Agents, and Barclays Bank PLC, as the Administrative Agent.

Exhibit 99.1	Press release, dated August 3, 2011, issued by Pinnacle Entertainment, Inc.